HAM,
  LANGSTON &
    BREZINA, L.L.P.
Certified Public Accountants

EXHIBIT 16.1

September 15, 2004

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated September 15, 2004 of Trans Max Technologies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in paragraphs 1, 2 and 3.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Ham, Langston & Brezina, L.L.P.